Exhibit B-209
                          CERTIFICATE OF INCORPORATION

                                       OF

                              VICGAS HOLDINGS, INC.

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      It is hereby certified that:

      FIRST: The name of the corporation (hereinafter called the "corporation") is VicGas Holdings, Inc.

      SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

      FIFTH: The name and the mailing address of the incorporator are as follows:

      NAME                    MAILING ADDRESS

      Elizabeth A. Quirk            c/o Berlack, Israels & Liberman LLP
                                    65 Madison Avenue
                                    Morristown, New Jersey 07960

      SIXTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      SEVENTH: The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

      EIGHTH:     Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of February, 1999.

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                               Elizabeth A. Quirk
                                Sole Incorporator